                           ARTICLES OF INCORPORATION

                                       OF

                       CLASSIC TRENDS INTERNATIONAL, INC.


  The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the provisions of the Texas Business Corporation Act, adopts the following Articles of
Incorporation:

                                   ARTICLE 1.

  The name of the Corporation is Classic Trends International, Inc.

                                   ARTICLE 2.

  The period of duration of the Corporation is perpetual.

                                   ARTICLE 3.

  The purpose for which the Corporation is organized is to engage in any or all lawful business.

                                   ARTICLE 4.

  The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 consisting of 30,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

  Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting

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powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

                                   ARTICLE 5.

  Section 5.1. Cumulative voting shall not be permitted.

  Section 5.2. Preemptive rights shall not be permitted.

                                   ARTICLE 6.

  The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000, consisting of money, labor done or property actually received.

                                   ARTICLE 7.

  Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                   ARTICLE 8.

  Section 8.1. The holders of at least a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Corporation.

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  Section 8.2. No contract or other transaction between the Corporation and one or more of its directors, officers or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or security holders are security holders, members, officers, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship or solely because such a director, officer or security holder is present or participates in any meeting of the Board of Directors or Committee thereof authorizing the contract or other transaction or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by a vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time the Corporation enters into such contract or other transaction.

                                   ARTICLE 9.

  The address of the initial registered office of the Corporation is 10696 Haddington, Suite 117, Houston, Texas 77043, and the name of the initial registered agent of the Corporation at such address is Frederic G. Hindle.

                                  ARTICLE 10.

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  The initial Board of Directors shall consist of five members who shall serve as directors until the first annual meeting of shareholders or until their successors shall have been elected and qualified, and whose names and addresses are as follows:

       Name                                  Address
       ----                                  -------
Donald L. Shriver                  10696 Haddington, Suite 117
                                   Houston, TX  77043

Frederic G. Hindle                 10696 Haddington, Suite 117
                                   Houston, TX  77043

Donald L. Shriver, Jr.             10696 Haddington, Suite 117
                                   Houston, TX  77043

Denny C. Pearce                    6606 N. Gessner
                                   Houston, TX  77040

Grady Cavness, Sr.                 7007 Roberson Road
                                   Missouri City, TX

     The number of directors composing the Board of Directors may be increased or decreased by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

                                  ARTICLE 11.


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     Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE 12.

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                  ARTICLE 13.

     The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.

                                  ARTICLE 14.

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     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, President, or by the holders of at least 30% of all the shares entitled to vote at the proposed special meeting.

                                   ARTICLE 15

The name and address of the incorporator of the Corporation is as follows:

            Name                                 Address
            ----                                 -------
     Frederic G. Hindle                 10696 Haddington, Suite 117
                                        Houston, Texas 77043

     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of May, 1997.

                                   /s/ Frederic G. Hindle
                                   -------------------------------------------
                                   Frederic G. Hindle, Incorporator






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